SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 917-8870

N/A

 (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets

This current report on Form 8-K/A (Amendment No.1) to the Company’s Current Report on Form 8-K, dated June 13, 2003 relates to the Company’s acquisition of the partnership interests in Huntley Development Limted Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV”) (or together, “Huntley”) pursuant to a Partnership Interests Purchase Agreement dated as of June 13, 2003 (the “Purchase Agreement”) among The Prime Group, Inc., an Illinois corporation (“Prime Group”); Huntley Development Company, an Illinois corporation (“HDC”); Prime/Huntley Meadows Residential, Inc., an Illinois corporation (“P/HMRI”); PGLP Holdings, L.L.C., a Delaware limited liability company (“PGLP Holdings”); Horizon Group Properties, Inc., a Maryland corporation (“HGPI”, or together with its subsidiaries, “Horizon Group” or the “Company”); Horizon Huntley Finance LLC, a Delaware limited liability company (“Huntley Finance”); and Horizon Huntley LLC, a Delaware limited liability company (“Horizon Huntley”).  The partnership interests were purchased by Horizon Huntley and Huntley Finance, indirect subsidiaries of HGPI.  The purchase price for the partnership interests was $9.3 million and the assumption of the liabilities of Huntley (the “Transaction” or the “Huntley Acquisition”).  The purpose of this amendment is to amend the description of the Huntley Acquisition in this Item 2 and to provide the financial statements required by Item 7(a) and the proforma financial information required by Item 7(b) that were not included with the original filing.

The Company had previously received a 3.25% net profits interest in Huntley in connection with a $1.3 million loan the Company made to Retail Partners Limited Partnership and Retail Partners, Inc. (together “Retail Partners”), affiliates of Prime Group, in March 2003.  Prior to the Transaction, the principal balance on the loan to Retail Partners was $840,000, of which $340,000 was repaid in connection with the closing of this transaction and applied to the purchase price of Huntley.  For further information regarding this transaction, please see the Company’s Current Report on Form 8-K dated as of March 17, 2003.

Huntley owns approximately 655 acres of land located in Huntley, Illinois which is security for a mortgage loan from Beal Bank, S.S.B. (“Beal Bank”) to HDLP with a principal balance of $10.7 million at June 13, 2003 (the “Huntley Beal Loan”).  This loan requires monthly payments of interest at a rate equal to the greater of (i) the Wall Street Journal Prime Rate plus four percent (4%) or (ii) twelve percent (12%) per annum.  The Huntley Beal Loan may only be prepaid, prior to maturity, from the net proceeds from the sale of all or any portion of the collateral land.  Beal Bank must approve any collateral land sales in writing and may grant or withhold such consent in their sole discretion.  The loan matures on October 31, 2003, but allows for two one-year extensions, upon the satisfaction of certain customary conditions.  The Huntley Beal Loan is guaranteed by HGPI.

Pursuant to the terms of the Amended and Restated Agreement and Assignment of Net Profits Interest dated October 27, 1999, as later amended (the “Beal Net Profits Agreement”), Beal Bank has a 35% interest in the Net Profits of the partnerships which own Huntley, subject to certain preferences in their distribution.  The Beal Net Profits Agreement was granted in connection with a prior loan made by Beal Bank to Huntley.  Net cash generated by Huntley is to be distributed in the following order:  first to the owners of Huntley in the amount of the Approved Contributions (which total approximately $11.5 million at June 13, 2003 and from which the Huntley Beal Loan is required to be repaid (see previous paragraph)), second to Beal Bank for the Beal Account (which had a balance of $6.5 million at June 13, 2003), third to Huntley for its account (which had a balance of $12.1 million at June 13, 2003) and thereafter, 35% to Beal Bank and 65% to Huntley.  The Approved Contributions include operating and development expenditures funded for Huntley (excluding interest on the Huntley Beal Loan).  For purposes of determining distribution preferences under the Beal Net Profits Agreement, the Approved Contributions, the Huntley account and the Beal Account accrue interest per the terms of the Beal Net Profits Agreement.  On the maturity date of the Huntley Beal Loan, Huntley is required to pay Beal Bank the fair market value of Beal Bank’s Net Profits interest.  Certain affiliates of Prime have continuing guarantees related to the Beal Net Profits Agreement.  The Company has indemnified such guarantors against any liability in connection with their guarantees.  Capitalized terms in this paragraph which are not defined herein shall have the meanings given such terms in the Beal Net Profits Agreement, as amended.

Gary J. Skoien, Chairman, Chief Executive Officer and President of the Company, is also the Executive Vice President and Chief Operating Officer of Prime Group.  In connection with his employment with Prime Group, Mr. Skoien was previously granted an interest (the “Skoien Net Profits Interest”) in the net proceeds generated by Huntley, which he retained after the Transaction.  The Skoien Net Profits Interest consists of a 9.675% participation in the Net Cash Flow (as defined in Mr. Skoien’s Net Profits Agreement) distributed to the Company (excluding distributions of all amounts contributed or advanced by the Company to Huntley plus interest per the terms of the agreement).

As additional consideration for the partnership interests, Huntley granted to Prime Group, and certain of its affiliates, a participation interest of 26% of the net cash flow distributed by Huntley (the “Prime Group Participation Interest”) with respect to the interests acquired by the Company in the Transaction.  No amount is payable to Prime Group until the Company has received distributions from Huntley in excess of the purchase price plus advances made by the Company to Huntley plus a 40% return on such amounts compounded quarterly. Aggregate amounts paid pursuant to the Prime Group Participation Interest shall not exceed $5.0 million.

In 1993, the Village of Huntley (the “Village”) created a Tax Increment Financing District (the “TIF District”) which is authorized to issue up to $108.0 million of tax-exempt, tax-increment bonds (the “TIF Bonds”) to reimburse Huntley for a portion of the land cost and the cost of infrastructure improvements.  In 1995, the Village sold $7.0 million of Series A bonds and $14.0 million of Series B bonds.  Huntley owns the Series C bonds with a total principal value of $25.0 million plus accrued interest.  The Series C bonds are subordinate to the Series A and Series B bonds.  Currently there is no portion of the tax increment available to the Series C bonds and no value has been ascribed to them by the Company.

The source of repayment for the TIF Bonds is (a) 100% of the increase in real estate taxes on the land in the TIF District above the taxes in place when the TIF District was created, and (b) one-half of the Village’s one percent (1%) sales tax collected on retail sales occurring within the TIF District.  The TIF District contains approximately 600 acres of land owned or previously owned by the Huntley Partnerships.  Debt service reserve funds were initially established with $700,000 for the Series A bonds and $3.09 million for the Series B bonds as security for the payment of principal and interest on the TIF Bonds.  To the extent the reserve funds are not needed to service the bonds, they will be returned to Huntley.  These funds are held in interest bearing accounts under the control of the trustee and total approximately $3.6 million at June 13, 2003.  There can be no assurance that these funds will be returned to Huntley and no value has been ascribed to them by the Company.

As additional security for the Series B bonds, Huntley granted a mortgage to U.S. Bank Trust National Association (“US Bank”), as trustee for the holders of the Series B bonds, covering approximately 131 acres of land (the “US Bank Mortgage”).  Upon the sale of any parcel of land subject to the US Bank Mortgage, such parcel will be released from the US Bank Mortgage provided that Huntley deposits into a collateral account (the “US Bank Collateral Account”) an amount equal to the greater of (i) 50% of the July 1997 appraised value of such parcel or (ii) an amount per square foot of the parcel sold as set forth in Exhibit B to the Amended and Restated Intercreditor Agreement dated as of December 14, 1999 by and among HDLP, Beal Bank and US Bank.  Amounts deposited into the US Bank Collateral Account are released to Huntley upon the issuance of a certificate of occupancy for the subject land parcel.  The balance in the US Bank Collateral Account was approximately $1.5 million at June 13, 2003.   Based on a third-party review of the current incremental real estate and sales tax revenue and the available debt service reserve funds, the Company believes that there are sufficient funds to make the scheduled debt service payments on the Series A and B bonds.  Further, Huntley has no continuing legal obligation related to the proceeds received from the TIF Bonds and thus, no liability has been recorded related to the Series B bonds and the US Bank Mortgage on its balance sheet.

The Company funded the Transaction with the proceeds of a $9.1 million loan from Amster Trading Company, an affiliate of Howard Amster, a director and significant shareholder of the Company (the “Huntley Amster Loan”).  The Huntley Amster Loan bears interest at a rate of 11.0% per annum, payable monthly, and matures on June 12, 2004, with the option for a one-year extension.  A one percent (1%) origination fee was paid to Amster Trading Company. The Huntley Amster Loan may not be prepaid in whole or in part prior to September 1, 2003 and thereafter requires a prepayment fee according to the following schedule:

Prepayment made during the period:	Prepayment Fee
September 1, 2003 to September 30, 2003	3.0%
October 1, 2003 to October 31, 2003	2.0%
November 1, 2003 to January 31, 2004	1.0%
After January 31, 2004	None

The Huntley Amster Loan is guaranteed by HGPI and Horizon Group Properties, L.P. (“HGP LP”) and is secured by a pledge of the partnership interests in the partnerships which own Huntley, subject to any required lender consents.

The prior owners of Huntley were developers of the land, completing substantially all required infrastructure improvements during their ownership.  The Company acquired Huntley as an investment with the intent of holding and selling the land.  As developers, the prior owners capitalized the direct holding costs of Huntley. The Company will charge these amounts to expense as incurred.

Gary Skoien, Chairman, Chief Executive Officer and President of the Company is also the Executive Vice President and Chief Operating Officer of Prime Group and retains a net profits interest in Huntley.  An affiliate of Howard Amster, a director and significant shareholder of the Company, provided the loan which funded the acquisition of the partnership interests.  Neither Mr. Skoien nor Mr. Amster was present during the open discussion and voting portions of the meetings of the Company’s board of directors regarding the acquisition.

Copies of the acquisition documents, the various loan and net profits interests and the press release issued by the Company on June 13, 2003 are incorporated by reference from the Company’s Current Report on Form 8-K dated as of June 13, 2003.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements

Report of Independent Auditors

Combined Balance Sheets of the Huntley Partnerships at December 31, 2002 (Audited) and March 31, 2003 (Unaudited).

Combined Statements of Operations of the Huntley Partnerships for the year ended December 31, 2002 (Audited) and the three months ended March 31, 2003 and 2002 (Unaudited).

Combined Statements of Partners’ Capital (Deficit) of the Huntley Partnerships for the year ended December 31, 2002 (Audited), and the three months ended March 31, 2003 (Unaudited).

Combined Statements of Cash Flows of the Huntley Partnerships for the year ended December 31, 2002 (Audited) and the three months ended March 31, 2003 (Unaudited).

(b)                                 Pro Forma Financial Information

Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2002 and the three months ended March 31, 2003 and 2002 (Unaudited).

Pro Forma Combined Condensed Balance Sheet as of March 31, 2003 (Unaudited).

(c)                                  Exhibits.

Exhibit Number	Description
10.92*

Partnership Interests Purchase Agreement dated as of June 13, 2003 among The Prime Group, Inc., Huntley Development Company, Prime/Huntley Meadows Residential, Inc., PGLP Holdings, L.L.C., Horizon Group Properties, Inc., Horizon Huntley Finance LLC and Horizon Huntley LLC

10.93*

Assignment and Assumption Agreement –Huntley Development Limited Partnership dated as of June 13, 2003 by and among The Prime Group, Inc., Huntley Development Company, Horizon Huntley LLC and Horizon Huntley Finance LLC

10.94*

Assignment and Assumption Agreement –Huntley Meadows Residential Venture dated as of June 13, 2003 by and among PGLP Holdings, L.L.C., Prime/Huntley Meadows Residential, Inc., Horizon Huntley LLC and Horizon Huntley Finance LLC

10.95*

Indemnification and Guaranty Agreement dated as of June 13, 2003 by Horizon Huntley Finance LLC, Horizon Huntley LLC, and Horizon Group Properties, Inc. in favor of The Prime Group, Inc., Prime Group Limited Partnership, Prime Group II, L.P., Prime Group III, L.P. and Michael W. Reschke

10.96*	Amended, Restated and Increased Promissory Note dated January 30, 2002 between Huntley Development Limited Partnership and Beal Bank, S.S.B.

10.97*	Letter Agreement dated January 30, 2002 between Huntley Development Limited Partnership and Beal Bank, S.S.B.

10.98*	Third Modification and Extension Agreement dated January 30, 2002 by and among Huntley Development Limited Partnership, The Prime Group, Inc. and Beal Bank, S.S.B.

10.99*	Fourth Modification Agreement dated June 13, 2003 by and among Huntley Development Limited Partnership, The Prime Group, Inc., Horizon Group Properties, Inc. and Beal Bank, S.S.B.

10.100*	Guaranty Agreement dated as of October 27, 1999 by The Prime Group, Inc. in favor of Beal Bank, S.S.B.

10.101*	Guaranty Agreement dated June 13, 2003 by Horizon Group Properties, Inc. in favor of Beal Bank, S.S.B.

10.102*	Mortgage, Security Agreement and Assignment of Leases and Rents executed October 27, 1999 by Huntley Development Limited Partnership in favor of Beal Bank, S.S.B.

10.103*

First Amendment to Mortgage, Security Agreement and Assignment of Leases and Rents and Related Documents dated December 29, 1999 by and among Huntley Development Limited Partnership, The Prime Group, Inc. and Beal Bank, S.S.B.

10.104*	Amended and Restated Agreement and Assignment of Net Profits Interest dated October 27, 1999 by Huntley Development Limited Partnership and Huntley Meadows Residential Venture unto Beal Bank, S.S.B.

10.105*

First Amendment to Amended and Restated Agreement and Assignment of Net Profits Interest dated January 30, 2002 by Huntley Development Limited Partnership and Huntley Meadows Residential Venture and Beal Bank, S.S.B.

10.106*

Amended and Restated Mortgage and Security Agreement dated as of December 14, 1999 by Huntley Development Limited Partnership in favor of and for the benefit of U.S. Bank Trust National Association formerly known as First Trust National Association

10.107*

Amended and Restated Intercreditor Agreement dated as of December 14, 1999 by and among Huntley Development Limited Partnership, Beal Bank, S.S.B., and U.S. Bank Trust National Association formerly known as First Trust National Association

10.108*	Promissory Note dated June 12, 2003 between Horizon Huntley LLC and Amster Trading Company

99.8*	Press release issued by the Company on June 13, 2003

*Incorporated by reference to the Exhibits filed with the Company’s Current Report on Form 8-K dated as of June 13, 2003 (Commission file no. 0-24123)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date:	August 13, 2003	By:	/s/ David R. Tinkham
			Name:	David R. Tinkham
			Title:	Chief Financial Officer and Secretary

Combined Financial Statements

Huntley Partnerships

Year ended December 31, 2002
with Report of Independent Auditors

Huntley Partnerships

Combined Financial Statements

Year ended December 31, 2002

Contents

Report of Independent Auditors

Financial Statements

Combined Balance Sheets
Combined Statements of Operations
Combined Statements of Partners’ Capital (Deficit)
Combined Statements of Cash Flows
Notes to Combined Financial Statements

Report of Independent Auditors

The Board of Directors

Horizon Group Properties, Inc.

and

The Prime Group, Inc.

We have audited the accompanying combined balance sheet of the Huntley Partnerships as of December 31, 2002, and the related combined statements of operations, partners’ capital (deficit), and cash flows for the year then ended. These combined financial statements are the responsibility of the Huntley Partnerships’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Huntley Partnerships as of December 31, 2002, and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Chicago, Illinois
July 31, 2003

The Huntley Partnerships

Combined Balance Sheets

	March 31 2003	December 31 2002
	(Unaudited)
Assets
Land held for sale	$30,600,000	$30,600,000
Cash	685	3,646
Restricted deposits	2,283,422	2,867,044
Deferred financing fees, net	50,284	71,834
Accounts receivable and other assets	1,740	2,473
Total assets	$32,936,131	$33,544,997

Liabilities and partners’ capital (deficit)
Mortgage note payable	$10,706,152	$11,294,297
Accrued interest payable	127,082	116,708
Accrued profit participation liability	6,204,545	4,963,636
Accrued real estate taxes	189,373	139,028
Accounts payable and accrued liabilities	1,687,766	1,634,706
Due to affiliates	5,215	5,215
Deferred tax increment financing revenue	15,096,811	15,096,811
Total liabilities	34,016,944	33,250,401
Partners’ capital (deficit)	(1,080,813)	294,596
Total liabilities and partners’ capital (deficit)	$32,936,131	$33,544,997

See accompanying notes.

The Huntley Partnerships

Combined Statements of Operations

	Three months ended March 31		Year ended December 31
	2003	2002	2002
	(Unaudited)	(Unaudited)
Revenue
Sale of land	$—	$—	$1,265,243
Interest	4,524	9,855	31,897
Total revenue	4,524	9,855	1,297,140

Expenses
Cost of sale of land	—	—	1,075,002
Provision for impairment of land held for sale	1,777,560	—	17,179,391
General and administrative reimbursement to affiliate	117,505	128,462	485,056
Other	1,898	3,107	6,555
Total expenses	1,896,963	131,569	18,746,004
Net loss	$(1,892,439)	$(121,714)	$(17,448,864)

See accompanying notes.

The Huntley Partnerships

Combined Statements of Partners’ Capital (Deficit)

Balance at January 1, 2002	$14,994,725
Contributions	2,748,735
Net loss	(17,448,864)
Balance at December 31, 2002	294,596
Contributions (unaudited)	517,030
Net loss (unaudited)	(1,892,439)
Balance at March 31, 2003 (unaudited)	$(1,080,813)

See accompanying notes.

The Huntley Partnerships

Combined Statements of Cash Flows

	Three months ended March 31		Year ended December 31
	2003	2002	2002
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(1,892,439)	$(121,714)	$(17,448,864)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Gain on sale of land	—	—	(190,241)
Provision for impairment of land held for sale	1,777,560	—	17,179,391
Amortization of deferred financing fees	21,550	14,367	79,017
Amortization of deferred tax increment revenue	—	—	(255,219)
Net changes in operating assets and liabilities:
Accounts receivable and other assets	733	1,275	3,694
Accrued interest payable	10,374	24,819	21,516
Accrued real estate taxes	50,345	18,639	(12,240)
Accounts payable and accrued liabilities	53,060	(1,713,691)	(1,035,932)
Due to affiliates	—	600	2,111
Net cash flows provided by (used in) operating activities	21,183	(1,775,705)	(1,656,767)

Cash flows from investing activities
Net proceeds from sale of land	—	—	1,010,024
Additions to land	(536,651)	(1,164,918)	(3,599,466)
Restricted deposits	583,622	(9,775)	(431,448)
Net cash flows provided by (used in) investing activities	46,971	(1,174,693)	(3,020,890)

Cash flows from financing activities
Proceeds from mortgage note payable	—	2,500,000	2,500,000
Repayments on mortgage note payable	(588,145)	—	(417,880)
Financing costs	—	(150,851)	(150,851)
Contributions	517,030	601,445	2,748,735
Net cash flows (used in) provided by financing activities	(71,115)	2,950,594	4,680,004
Net increase (decrease) in cash	(2,961)	196	2,347
Cash at beginning of period	3,646	1,299	1,299
Cash at end of period	$685	$1,495	$3,646

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$338,342	$287,596	$1,334,546

See accompanying notes.

The Huntley Partnerships

Notes to Combined Financial Statements

1.  Significant Accounting Policies

Basis of Presentation

The Huntley Partnerships represent a combination of two partnerships which were formed to acquire 2,650 acres of land in Huntley, Illinois, and prepare such land (the “Project”) for sale and subsequent development. The Huntley Partnerships consist of Huntley Development Limited Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV”). The Huntley Partnerships are under common management and ownership of The Prime Group, Inc. (“PGI”) and its affiliates, which directly or indirectly own 100% of the Huntley Partnerships. At December 31, 2002, and March 31, 2003, approximately 650 acres of land are owned by the Huntley Partnerships.

In 2001, PGI granted Gary Skoien, Executive Vice President and Chief Operating Officer of PGI and Chairman, Chief Executive Officer, and President of Horizon Group Properties, Inc. (“HGP”), a Net Profits Interest, as defined, of 10% in the net proceeds generated by the Huntley Partnerships. On March 14, 2003, PGI granted to HGP a 3.25% Net Profits Interest in the Huntley Partnerships and an option to purchase an additional 48.75% partnership interest. On June 13, 2003, an affiliate of HGP acquired 100% of the ownership interests of the Huntley Partnerships for approximately $9.3 million.

All significant intercompany accounts and transactions have been eliminated in combination.

Land Held for Sale

Land held for sale is recorded at the lower of cost or fair market value less costs to sell. Development costs incurred to acquire and ready such land for sale, which include land acquisition costs, fees, and other costs incurred in developing the Project, are capitalized as incurred. Interest, financing costs, real estate taxes, other direct costs, and certain indirect costs (including certain employee compensation costs and related overhead costs) incurred during development periods are capitalized as additional costs of the land.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which is effective for fiscal years beginning after December 15, 2001. Management reviews for impairment when conditions indicate that it is probable that the sum of the expected future cash flows is less than the carrying value of the respective long-lived asset. Upon determination that an asset has been impaired, the carrying value of the asset is reduced to fair value less costs to sell. For the year ended December 31, 2002, and the three months ended March 31, 2003, impairment losses of $17,179,391 and $1,777,560 (unaudited), respectively, were recorded to reflect the land held for sale at its estimated fair market value less costs to sell.

Deferred Financing Fees

Deferred financing fees are amortized over the life of the related loan using a method approximating the effective interest method.

Revenue Recognition

Land sales are generally recorded when closings have occurred and a buyer has met down payment and continuing investment criteria required by accounting principles generally accepted in the United States.

Income Taxes

The Huntley Partnerships are taxed as partnerships. Accordingly, no federal or state income taxes are payable by the Huntley Partnerships. The partners’ respective share of the Huntley Partnerships’ respective taxable income or loss is includable on the tax returns of the respective partners.

Deferred Tax Increment Financing Revenue

Deferred tax increment financing revenue is recognized into income as specific parcels of land related to the Project are sold. During the year ended December 31, 2002, $255,219 was reflected as a component of revenue from land sales in the combined statements of operations.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Interim Financial Presentation

The accompanying unaudited combined financial statements as of March 31, 2003, and for each of the three-month periods ended March 31, 2003 and 2002, have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all adjustments, consisting only of recurring accruals considered necessary for a fair presentation, have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for the full year.

2.  Mortgage Note Payable

Financing for development of the Project has been provided by a mortgage note in the initial amount of $10,000,000, which is collateralized by the Project and bears interest at a rate equal to the greater of the Wall Street Journal Prime Rate plus 4% or 12% per annum, payable monthly. On January 30, 2002, the mortgage note was amended to increase the available amount to be borrowed under the loan to $11,712,177 and to extend the maturity date to October 31, 2003, with a provision for a one-year extension subject to terms defined in the loan agreement.

During the year ended December 31, 2002, the Huntley Partnerships incurred, capitalized, and paid interest expense of $1,356,062, $1,356,062, and $1,334,546, respectively, related to the mortgage note. During the three months ended March 31, 2003, the Huntley Partnerships incurred, capitalized, and paid interest expense of $348,716, $348,716, and $338,342, respectively, related to the mortgage note. During the three months ended March 31, 2002, the Huntley Partnerships incurred, capitalized, and paid interest expense of $312,415, $312,415, and $287,596, respectively, related to the mortgage note.

3.  Profit Participation Liability

In connection with the mortgage note, the lender has a 35% participation interest in Net Profits, as defined, of the Project, subject to certain preferences in distribution. Net Profits generated by the sale of land or additional tax increment financing bonds are to be distributed in the following order: first to the Huntley Partnerships in the amount of the Approved Contributions, as defined, from which the Huntley Partnerships are required to repay the mortgage note; second to the lender for its Capital Account, as defined; third to the Huntley Partnerships for its Capital Account, as defined; and thereafter, 35% to the lender and 65% to the Huntley Partnerships. The Approved Contributions include operating expenses funded by the Huntley Partnerships for the development of the Project (excluding interest on the mortgage loan) and accrue interest at the Wall Street Journal Prime Rate plus 1% per annum. The Huntley Partnerships’ and lender’s Capital Accounts also accrue interest at the Prime Rate plus 1% per annum. At December 31, 2002, and March 31, 2003, the balance of Approved Contributions was $11,524,791 and $11,259,045 (unaudited), respectively. In addition, at December 31, 2002, and March 31, 2003, the lender’s Capital Account had a balance of $6,400,315 and $6,477,986 (unaudited), respectively, and the Huntley Partnerships’ Capital Account had a balance of $11,886,299 and $12,030,545 (unaudited), respectively.

The accompanying combined financial statements reflect a profit participation liability of $9,100,000 before unamortized discount of $2,895,455 as of December 31, 2002, which represents the estimated fair value of the profit participation earned by the lender. This amount is based on the estimated fair value of the Project. Such estimate is subject to change, and the change may be significant as market factors impacting the Project, including any zoning and commercial property demand, change. The profit participation is payable to the lender at the earlier of the sale of the Project or refinancing of the mortgage note. The expense associated with the profit participation is being amortized beginning on January 1, 2002, into interest expense over the remaining term of the mortgage note. The ultimate profit participation/liability, assuming the Project is not sold by the mortgage maturity date, is to be determined through an appraisal of the Project. Interest capitalized related to the amortization of the profit participation was $4,963,636 for the year ended December 31, 2002, and $1,240,909 (unaudited) and $1,240,909 (unaudited) for each of the three months ended March 31, 2003 and 2002, respectively.

4.  Deferred Tax Increment Financing Revenue

In 1993, the Village of Huntley (the “Village”) issued $24.4 million of Tax Incremental Financing (“TIF”) bonds, which it used to acquire 900 acres of land from HDLP. Concurrent with their acquisition, the Village deeded the land to Prime International, Inc., then a partner in HDLP and an affiliate of PGI, for zero consideration. Prime International, Inc. subsequently contributed the land back to HDLP. The proceeds received from the Village are recorded as deferred tax increment financing revenue on the combined balance sheets and are being amortized into revenue from land sales as the related land parcels are sold. The TIF bonds are not obligations of the Huntley Partnerships.

In 1995, upon the defeasance of the original TIF bonds, the Village issued $7.0 million of Series A TIF Bonds (the “Series A Bonds) and $14.0 million of Series B TIF Bonds (the “Series B Bonds”). The Village also issued the Series C TIF bonds (the “Series C Bonds”) with a principal value of approximately $24.4 million, which were acquired by HDLP. The Series C Bonds are subordinated to both the Series A Bonds and Series B Bonds and are entitled to the portion of tax increment remaining, if any, after the debt service requirements of the Series A Bonds and Series B Bonds have been satisfied. The tax increment available to the TIF bonds is currently scheduled to expire on December 15, 2015. The Huntley Partnerships hold the Series C Bonds, however, there is currently no portion of the tax increment available to the Series C Bonds. Accordingly, no value has been ascribed to the Series C Bonds.

Concurrent with the issuance of the TIF bonds in 1995, HDLP was required to deposit proceeds of $2,940,000 with the Village as collateral for the payment of principal and interest on the TIF bonds. The Huntley Partnerships have recorded an allowance for this reserve deposit as the future return of the deposit is uncertain.

As additional security for the Series B Bonds, the Huntley Partnerships granted a mortgage on approximately 131 acres of land to the trustee for the holders of the Series B Bonds. Upon the sale of any parcel of land subject to this mortgage, the Huntley Partnerships are required to deposit into a collateral account a portion of the sales proceeds to secure the mortgage. Amounts deposited into the collateral account are released to the Huntley Partnerships once a certificate of occupancy for the minimum required building coverage has been issued for the subject land parcel. At December 31, 2002, and March 31, 2003, $2,437,044 and $1,853,422 (unaudited), respectively, are included in the collateral account and recorded in restricted deposits on the combined balance sheets.

5.  Related Party Transactions

In connection with the development of the Project, PGI is reimbursed for general and administrative costs, which are reflected as capital contributions by the partner. For the year ended December 31, 2002, and each of the three-month periods ended March 31, 2003 and 2002, $485,056, $117,505 (unaudited), and $128,462 (unaudited), respectively, of costs were reimbursed to PGI.

As of December 31, 2002, and March 31, 2003, $5,215 and $5,215 (unaudited), respectively, are payable to PGI and included in due to affiliates on the combined balance sheets.

6.  Litigation

The Huntley Partnerships have filed suit against the Village and the owner of an adjacent land parcel in Huntley, Illinois, after the Village zoned the adjacent land for commercial use. The Village’s comprehensive land plan previously designated this land for residential use. The Huntley Partnerships contend such designation has or will have a detrimental effect on the value of the Project. Several other issues are also included in the litigation. The combined financial statements do not reflect any adjustments related to the litigation due to the uncertainty as to its ultimate resolution.

HORIZON GROUP PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following tables set forth the Company’s unaudited pro forma condensed financial information for the year ended December 31, 2002 and for the three months ended March 31, 2003.  The unaudited pro forma condensed financial information has been derived from the Company’s audited and unaudited historical financial statements and from the audited and unaudited historical financial statements of the partnerships which own Huntley (the “Huntley Partnerships”).

The pro forma operating data reflect adjustments to the Company’s historical financial results of operations to give effect to the following as if each had occurred as of January 1, 2002:

•                  The acquisition of the partnership interests in Huntley Development Limited Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV”) (or together, “Huntley” or the “Huntley Partnerships”) pursuant to a Partnership Interests Purchase Agreement dated as of June 13, 2003 (the “Purchase Agreement”) among The Prime Group, Inc., an Illinois corporation (“Prime Group”); Huntley Development Company, an Illinois corporation (“HDC”); Prime/Huntley Meadows Residential, Inc., an Illinois corporation (“P/HMRI”); PGLP Holdings, L.L.C., a Delaware limited liability company (“PGLP Holdings”); Horizon Group Properties, Inc., a Maryland corporation (“HGPI”, or together with its subsidiaries, the “Company”); Horizon Huntley Finance LLC, a Delaware limited liability company (“Huntley Finance”); and Horizon Huntley LLC, a Delaware limited liability company (“Horizon Huntley”) (collectively, the “Huntley Acquisition”) with funds from a loan from Amster Trading Company, an affiliate of Howard Amster, a director and significant shareholder of the Company (the “Huntley Amster Loan”);

•                  The sale of Lakeshore Marketplace in Norton Shores, Michigan which is under contract and probable of closing in the third quarter of 2003 and the required application of a portion of the net proceeds to pay down two loans from Beal Bank, S.S.B. (“Beal Bank”) secured by the outlet center in Monroe, Michigan and vacant land in Norton Shores, Michigan and Fruitport Township, Michigan, including a portion of the land being sold in this transaction;

•                  The restructuring in May 2003 of three loans from Morgan Guaranty Trust Company of New York which involved (1) the extinguishment of the loans secured by outlet centers in Daleville, Indiana and Somerset, Pennsylvania (the “Daleville and Somerset Loans”) and (2) the reinstatement of the loan secured by an outlet center in Tulare, California (the “Tulare Loan”);

•                  The sale by the Company of the partnership that owns outlet centers in Daleville, Indiana and Somerset, Pennsylvania in May 2003 to an investment group which includes Gary J. Skoien, Chairman, Chief Executive Officer and President of the Company and an affiliate of Howard Amster, a director and significant shareholder of the Company;

•                  The sale by HGPI of 261,628 units in Horizon Group Properties, L.P. (“HGP LP”) in March 2003 to an affiliate of Howard Amster, a director and significant shareholder of the Company.  These units cannot be converted into shares of Common Stock of HGPI; and

•                  The loan made by the Company to Retail Partners Limited Partnership and Retail Partners, Inc. (collectively “Retail Partners”) in March 2003 and the Company’s receipt of a 3.25% net profits interest in Huntley.  Retail Partners are affiliates of Prime Group, of which Gary J. Skoien, Chairman, Chief Executive Officer and President of the Company is the Executive Vice President and Chief Operating Officer.

The pro forma condensed balance sheet data reflect adjustments to the Company’s historical financial data to give effect to the following as if each had occurred on March 31, 2003:

•                  The Huntley Acquisition with proceeds from the financing provided by Amster Trading Company;

•                  The sale of Lakeshore Marketplace in Norton Shores, Michigan which is under contract and probable of closing and the application of a portion of the net proceeds to pay down two loans from Beal Bank secured by the outlet center in Monroe, Michigan and vacant land in Norton Shores, Michigan and Fruitport Township, Michigan and the establishment of escrow accounts for operating expenses and infrastructure requirements of Huntley;

•                  The restructuring of three loans from Morgan Guaranty Trust Company of New York which involved (1) the extinguishment of the Daleville and Somerset Loans and (2) the reinstatement of the Tulare Loan; and

•                  The sale of the partnership that owns outlet centers in Daleville, Indiana and Somerset, Pennsylvania.

The unaudited pro forma adjustments are based upon available information and assumptions that seem reasonable to the Company’s management.  The unaudited pro forma condensed financial information is not necessarily indicative of what the Company’s actual financial position or results of operations would have been for, or as of, the year ended December 31, 2002 or the three months ended March 31, 2003, nor does it purport to represent or project the financial position or results of operations for future periods.  Certain reclassifications of the historical balance sheet and income statement for Huntley are reflected in the pro forma financial statements to conform to the Company’s presentation.

The unaudited pro forma condensed financial information, together with the notes thereto, should be read in conjunction with the more detailed information contained in the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and the Company’s Current Reports on Form 8-K dated April 24, 2003, May 30, 2003, May 31, 2003, June 13, 2003 and July 14, 2003.

The purchase accounting method was used to account for the Huntley Acquisition in the unaudited pro forma condensed financial information.  The aggregate purchase price of the Huntley Acquisition is allocated to the acquired assets and assumed liabilities based upon their respective fair values.  The allocation of the purchase price reflected in this unaudited pro forma condensed financial information is based upon preliminary estimates as of the date of the Huntley Acquisition.

HORIZON GROUP PROPERTIES, INC

Pro Forma Combined Condensed Statements of Operations

For the three months ended March 31, 2003

(unaudited) (in thousands, except per share amounts)

	Horizon Group (Historical)	(A) Huntley Pro Forma	(B) Dispositions	Other Adjustments		Pro Forma

REVENUE
Base rent	$3,424	$1	$(125)	$—		$3,300
Percentage rent	71	—	(3)	—		68
Expense recoveries	771	—	(19)	—		752
Other	237	5	(9)	69	(C)	302
Total revenue	4,503	6	(156)	69		4,422

EXPENSES
Property operating	1,531	—	(330)	—		1,201
Real estate taxes	517	—	(90)	—		427
Land lease and other	297	—	(78)	—		219
Depriciation and amortization	984	—	(8)	—		976
General and administrative	637	278	—	—		915
Interest	2,570	705	(514)	(191	)(D)	2,570
Total expenses	6,536	983	(1,020)	(191)		6,308

Income/(loss) from continuing operations before minority interests	(2,033)	(977)	864	260		(1,886)

Minority interests	442	—	(125)	227	(E)	544

Income/(loss) from continuing operations	$(1,591)	$(977)	$739	$487		$(1,342)

Per common share -
Loss from continuing operations - basic and diluted	$(0.55)					$(0.47)

Weighted average shares outstanding:
Basic	2,870					2,870
Diluted	3,569					3,569

See accompanying notes to pro forma combined condensed financial statements.

HORIZON GROUP PROPERTIES, INC

Pro Forma Combined Condensed Statements of Operations

For the year ended December 31, 2002

(unaudited) (in thousands, except per share amounts)

	Horizon Group (Historical)	(A) Huntley Pro Forma	(B) Dispositions	Other Adjustments		Pro Forma
REVENUE
Base rent	$14,209	$27	$(776)	$—		$13,460
Percentage rent	173	—	(7)	—		166
Expense recoveries	2,931	—	(67)	—		2,864
Other	634	32	(65)	348	(C)	949
Total revenue	17,947	59	(915)	348		17,439

EXPENSES
Property operating	6,128	—	(1,215)	—		4,913
Real estate taxes	1,955	—	(377)	—		1,578
Land lease and other	852	—	(241)	—		611
Depriciation and amortization	4,625	—	(550)	—		4,075
General and administrative	2,645	908	133	—		3,686
Provision for impairment	17,027	—	(8,926)	—		8,101
Interest	10,705	2,820	(2,019)	(791	)(D)	10,715
Total expenses	43,937	3,728	(13,195)	(791)		33,679

Income/(loss) from continuing operations before minority interests	(25,990)	(3,669)	12,280	1,139		(16,240)

Minority interests	3,965	—	(1,839)	1,664	(E)	3,790

Income/(loss) from continuing operations	$(22,025)	$(3,669)	$10,441	$2,803		$(12,450)

Per common share -
Loss from continuing operations - basic and diluted	$(7.67)					$(4.34)

Weighted average shares outstanding:
Basic	2,870					2,870
Diluted	3,394					3,394

See accompanying notes to pro forma combined condensed financial statements.

HORIZON GROUP PROPERTIES, INC.

Notes to Unaudited Pro Forma

Combined Condensed Financial Statements

Accounting Treatment

The Company accounted for the Huntley Acquisition using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

Adjustments to Arrive at Pro Forma Combined Condensed Statements of Operations

(A)                              Huntley Pro Forma – This column reflects the pro forma results for the acquisition of Huntley which are detailed below.

HUNTLEY

Pro Forma Combined Condensed Statements of Operations

For the three months ended March 31, 2003

(unaudited) (in thousands, except per share amounts)

	Huntley (Historical)	Pro Forma Adjustments		Huntley Pro Forma
REVENUE
Base rent	$—	$1	(a)	$1
Sale of land	—	—		—
Other	5	—		5
Total revenue	5	1		6

EXPENSES
Cost of sale of land	—	—		—
General and administrative	119	159	(d)	278
Provision for impairment	1,778	(1,778	)(e)	—
Interest	—	705	(f)	705
Total expenses	1,897	(914)		983

Income/(loss) before minority interests	$(1,892)	$915		$(977)

HUNTLEY

Pro Forma Combined Condensed Statements of Operations

For the year ended December 31, 2002

(unaudited) (in thousands, except per share amounts)

	Huntley (Historical)	Pro Forma Adjustments		Huntley Pro Forma
REVENUE
Base rent	$—	$27	(a)	$27
Sale of land	1,265	(1,265	)(b)	—
Other	32	—		32
Total revenue	1,297	(1,238)		59

EXPENSES
Cost of sale of land	1,075	(1,075	)(c)	—
General and administrative	492	416	(d)	908
Provision for impairment	17,179	(17,179	)(e)	—
Interest	—	2,820	(f)	2,820
Total expenses	18,746	(15,018)		3,728

Income/(loss) before minority interests	$(17,449)	$13,780		$(3,669)

The following is a description of the pro forma adjustments made to the Huntley Partnerships’ historical statements of operations:

		For the three months ended March 31, 2003	For the year ended December 31, 2002

(a)	To reclassify historical rental revenue to base rent revenue from being offset against capitalized costs	$1	$27

(b)	To reverse the historical sale revenue of a parcel of land which will not impact the Company in the future due to purchase accounting treatment applied to the Huntley Acquisition	$—	$(1,265)

(c)	To reverse the historical costs of the sale of a parcel of land which will not impact the Company in the future due to purchase accounting treatment applied to the Huntley Acquisition	$—	$(1,075)

(d)	To reclassify historical direct holding costs to general and administrative expense from capitalized costs as required development is substantially complete and to reflect current staffing levels	$159	$416

(e)	To reverse the historical impairment reserves due to purchase accounting treatment applied to the Huntley Acquisition	$(1,778)	$(17,179)

(f)	To reclassify historical interest charges to interest expense from capitalized costs as required development is substantially complete, to adjust the effective interest rates as required under purchase accounting and to record interest expense on the Huntley Amster Loan	$705	$2,820

(B)                                Dispositions – This column reflects the elimination of the operating results for two outlet centers sold in May 31, 2003 and one shopping center (Lakeshore Marketplace) which is scheduled to be sold in the third quarter of 2003, as if such transactions had occurred on January 1, 2002.  This column also reflects the decrease in interest expense from the required repayment of $1.0 million each on two loans from Beal Bank which currently bears interest at rates of 9.9% and 12.0%, as if this repayment had also occurred on January 1, 2002.

		For the three months ended March 31, 2003	For the year ended December 31, 2002

(C)	To record interest earned on the loan made by the Company to Retail Partners	$69	$348

(D)	To reverse default interest and late penalties accrued on the Tulare Loan which was restructured in May 2003 and to amortize a portion of the $1.2 million of forgiven interest and penalties as a reduction of interest expense	$(191)	$(791)

(E)	To adjust the minority interest allocation to reflect the sale by HGPI of 261,628 units in HGP LP in March 2003 and to record the minority interests in Huntley	$227	$1,664

Pro Forma Combined Condensed Balance Sheets

As of March 31, 2003

(in thousands)

	Horizon Group (Historical)	(A) Huntley Acquisition	(B) Dispositions	Other Adjustments		Pro Forma
ASSETS:
Real estate - at cost:
Land	$8,835	$—	$(245)	$—		$8,590
Buildings and improvements	85,515	—	(1,055)	—		84,460
Less accumulated depreciation	(14,194)	—	8	—		(14,186)
	80,156	—	(1,292)	—		78,864
Land held for investment	—	30,250	—	350	(C)	30,600
Total net real estate	80,156	30,250	(1,292)	350		109,464

Cash and cash equivalents	952	—	1,338	279	(D)	2,569
Restricted cash	3,310	2,060	2,394	(62	)(E)	7,702
Tenant accounts receivable	1,142	—	(271)	—		871
Real estate - discontinued operations	15,318	—	(11,538)	—		3,780
Deferred costs (net of accumulated amortization)	2,124	—	(11)	90	(F)	2,203
Other assets	2,671	—	(249)	(693	)(G)	1,729
Total assets	$105,673	$32,310	$(9,629)	$(36)		$128,318

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Mortgages and other debt	$103,217	$10,706	$(30,993)	$10,336	(H)	$93,266
Accrued interest	8,316	—	(2,996)	(1,246	)(I)	4,074
Accounts payable and other accrued expenses	3,280	2,174	(671)	—		4,783
Prepaid rents and other tenant liabilities	1,151	—	(275)	—		876
Participation interests and other liabilities	1,089	10,130	(622)	—		10,597
Total liabilities	117,053	23,010	(35,557)	9,090		113,596

Minority interests	(3,441)	2,609	7,961	(2,563	)(J)	4,566

Shareholders’ equity (deficit):
Common shares	29	—	—	—		29
Additional paid-in capital	37,891	6,691	(591)	(6,563	)(J)	37,428
Accumulated deficit	(45,859)	—	18,558	—		(27,301)
Total shareholders’ equity (deficit)	(7,939)	6,691	17,967	(6,563)		10,156
Total liabilities and shareholders’ equity (deficit)	$105,673	$32,310	$(9,629)	$(36)		$128,318

See accompanying notes to pro forma conbined condensed financial statements.

HORIZON GROUP PROPERTIES, INC.

Notes to Unaudited Pro Forma

Combined Condensed financial Statements

(in thousands)

Adjustments to Arrive at Pro Forma Combined Condensed Balance Sheets

(A)                              Huntley Acquisition – This column represents the application of purchase accounting for the Huntley Acquisition and reflects the purchase price, assets acquired and liabilities assumed as follows:

Land Held for Investment	$30,250
Escrow Accounts	2,060
Less liabilities assumed:
Huntley Beal Loan	(10,706)
Accounts Payable and Accrued Expenses	(2,174)
Beal Net Profits Interest	(9,100)
Skoien Net Profits Interest	(1,030)
Cash Purchase Price	$9,300

The following details the adjustments to the Huntley historical balance sheet based on the Company’s application of purchase accounting for the Huntley Acquisition:

	Huntley (Historical)	Pro Forma Adjustments		Huntley Acquisition

Land held for investment	$30,600	$(350	)(a)	$30,250
Cash	1	(1	)(b)	—
Restricted cash	2,283	(223	)(b)	2,060
Deferred financing fees, net	50	(50	)(b)	—
Accounts receivable and other assets	2	(2	)(b)	—
Total assets	$32,936	$(626)		$32,310

Mortgages and other debt	$10,706	—		$10,706
Accrued interest	127	(127	)(b)	—
Accounts payable and other accrued expenses	1,882	292	(c)	2,174
Participation interests and other liabilities	6,205	3,925	(d)	10,130
Deferred tax increment financing revenue	15,097	(15,097	)(b)	—
Total liabilities	34,017	(11,007)		23,010
Minority interests	—	2,609	(e)	2,609
Additional paid-in capital	—	6,691	(e)	6,691
Partners’ capital (deficit)	(1,081)	1,081	(e)	—
Total liabilities and partners’ capital (deficit)	$32,936	$(626)		$32,310

(a)                                  To adjust the estimated fair value, exclusive of the 3.25% interest in Huntley that the Company had previously acquired in connection with the loan made to Retail Partners.

(b)                                 To adjust for assets and liabilities that were not acquired or assumed in the Huntley Acquisition or to which no values were ascribed in the application of purchase accounting.

(c)                                  To adjust for additional liabilities recorded for acquisition fees and expenses incurred in connection with the Huntley Acquisition and to reflect the application of purchase accounting to the acquisition of Huntley.

(d)                                 To adjust the carrying value of the participation interests to estimated fair value at the date of the Huntley Acquisition.

(e)                                  To reflect the equity in the entity at the date of the Huntley Acquisition based on the purchase price.

(B)                                Dispositions – This column reflects the elimination of the operating results for two outlet centers sold in May 31, 2003 and one shopping center (Lakeshore Marketplace) which is scheduled to be sold in the third quarter of 2003.  This column also reflects the required repayment of $1.0 million each on two related loans from Beal Bank and the funding of a $3.0 million escrow account for operating expenses and infrastructure requirements of Huntley.

(C)                                To reclassify the carrying value of the previously received 3.25% net profits interest in Huntley to Land Held for Investment.

(D)                               To reflect the following adjustments to cash and cash equivalents:

1)	Proceeds from the Huntley Amster Loan	$9,090

2)	Net cash purchase price for the Huntley Acquisition	(8,733)

3)	Huntley Amster Loan origination fee	(90)

4)	Proceeds from the sale of outlet centers in Daleville, Indiana and Somerset, Pennsylvania net of the costs of acquiring the loans previously secured by these two centers	12
		$279

(E)                                 To reflect the Tulare Loan escrow balances assumed in the restructuring of the loan.

(F)                                 To reflect the origination fee paid in connection with the Huntley Amster Loan.

(G)                                To reflect the following adjustments to other assets:

1)	Reclassification of the carrying value of the previously received 3.25% net profits interest in Huntley to Land Held for Investment	$(350)

2)	Loan repayment by Retail Partners to the Company in connection with the Huntley Acquisition	(343)
		$(693)

(H)                               Mortgages and Other Debt:

1)	To record the Huntley Amster Loan	$9,090

2)	To reclassify the forgiven interest and penalties related to the restructuring of the Tulare Loan from accrued interest to Mortgages and Other Debt as an adjustment to the carrying value of the note	1,246
		$10,336

(I)                                    To reclassify the forgiven interest and penalties related to the restructuring of the Tulare Loan from accrued interest to Mortgages and Other Debt as an adjustment to the carrying value of the mortgage note.

(J)                                   To reflect the equity component of the other pro forma adjustments in this column.

Minority interests	$(2,563)

Additional paid-in capital	$(6,563)